EXHIBIT 4.2


                 SECOND AMENDMENT TO CREDIT AGREEMENT


SECOND AMENDMENT (this "Amendment"), dated as of October 14, 1997, among Coltec Industries Inc. a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), the various Banks from time to time party to the Credit Agreement referred to below, BANK OF AMERICA ILLINOIS, as Documentation Agent. THE CHASE MANHATTAN BANK, as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent, and acknowledged and agreed to by each of the Subsidiary Guarantors. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


                         W I T N E S S E T H :


   WHEREAS,  the  Company,  the  Banks, the  Documentation  Agent,  the
Syndication Agent and the Administrative Agent are parties to the Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

   WHEREAS, the Company desires to consummate a transaction in which the Company and Jamco Products, LLC ("Jamco"), a limited liability company indirectly wholly-owned by the Company, would purchase substantially all of the assets of Marine & Petroleum Manufacturing, Inc., Tex-o-lon, Inc. and Repro-lon, Inc. (collectively, the "M&P Acquisition") for a purchase price of up to $42,000,000:

   WHEREAS, the Company desires to sell or otherwise dispose (the "Alco Asset Sale") of certain inventory, intellectual property (it being understood that the Company may also license certain intellectual property in accordance with Section 9.02 (xv) of the Credit Agreement) and certain other assets previously identified (including, patterns, dyes, tooling, drawings and plans), in each case which was previously acquired by the Company pursuant to the purchase, dated as of September 27, 1997, of the Alco locomotive business from General Electric Co.;

   WHEREAS, subject to the terms and conditions set forth herein, the Banks desire to (i) permit the Company to consummate the M&P Acquisition, the Alco Asset Sale and (ii) further amend the Credit Agreement as provided herein; and

   WHEREAS, subject to the terms and conditions set forth below, the parties hereto agree as follows.

  NOW, THEREFORE, it is agreed:

   1. Notwithstanding anything to the contrary contained in Section 8.14 of the Credit Agreement, the Banks hereby (i) consent to the Company consummating the M&P Acquisition, (ii) waive (solely in connection with the M&P Acquisition) the limitation on transaction consideration set forth in Section 8.14 (a) (A) of the Credit Agreement and (iii) agree that (A) the M&P Acquisition shall constitute a Permitted Acquisition under the Credit Agreement, (B) the aggregate principal amount of all Permitted Acquired Debt incurred, and the aggregate amount of cash expended, in each case pursuant to the M&P Acquisition, shall not be included for purposes of calculating the Company's compliance (whether in connection with the M&P Acquisition or Permitted Acquisitions consummated thereafter) with the aggregate amount of transaction consideration permitted by Section 8.14 (a) (B) of the Credit Agreement and (C) the notice regarding the M&P Acquisition previously made by the Company to the Administrative Agent shall constitute sufficient notice for purposes of Section 8.14 (a) (E) of the Credit Agreement, so long as (i) any Liens or Indebtedness issued or assumed in connection with the M&P Acquisition are otherwise permitted under the Credit Agreement,
(ii) promptly after (but in no event later than 30 days after) the consummation of the M&P Acquisition, 100% (or, in the case of a Foreign Subsidiary, 65%) of the capital stock of, or membership interests in, as the case may be, Jamco and any Subsidiary acquired pursuant to the M&P Acquisition is pledged and delivered to the

Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement, (iii) within 10 days after the M&P Acquisition, each such new Domestic Subsidiary (including, without limitation, Jamco) (x) executes and delivers a counterpart of the Subsidiaries Guaranty and
(y) secures the Company's obligations pursuant to the Credit Agreement and the other Credit Documents (or such Subsidiary's obligations pursuant to a Subsidiaries Guaranty) by executing a counterpart of the Subsidiaries Security Agreement and the Subsidiaries Pledge Agreement and (iv) no Default or Event of Default then exists or would result therefrom.

2. Notwithstanding anything to the contrary contained  in  Section  9.02 of the Credit Agreement, the Banks hereby consent to the Company consummating the Alco Asset Sale so long as the Net Sale proceeds therefrom do not exceed $3,700,000. provided that, the Company shall not be required to apply the proceeds of the Alco Asset Sale as a mandatory commitment reduction as otherwise required by Section 3.03
(c).

   3. Notwithstanding anything to the contrary contained in Section 9.04 of the Credit Agreement, the Banks hereby consent to Jamco incurring Indebtedness, in aggregate principal amount not to exceed $2.6 million outstanding at any time, consisting of seller note issued in connection with the M&P Acquisition, which note shall be unsecured and otherwise on terms and conditions satisfactory to Administrative Agent.

   4. Section 11 of the Credit Agreement is hereby amended by inserting at the end of the definition of "Consolidated ERITDA" appearing therein the following new sentence:

     "Notwithstanding anything to the contrary contained above. Consolidated EBITDA shall be determined on a pro forma basis to give effect to the consummation of all Permitted Acquisitions effected during the respective such period as if such Permitted Acquisitions had accrued on the first date of such period."

   5. Section 11 of the Credit Agreement is hereby further amended by inserting at the end of the definition of "Consolidated Interest Expense" appearing therein the following new sentence:

     "Notwithstanding anything to the contrary contained above, Consolidated Interest Expense shall be determined on a pro forma basis to give effect to the consummation of all Permitted Acquisitions effected during the respective such period as if such Permitted Acquisitions had occurred on the first day of such period."


   6. The  Banks  hereby waive any Default or Event of  Default  arising
solely   from   the   Company's  failure  to  deliver   the   officer's
certificates, otherwise required to be delivered pursuant  to  Sections
8.14   (a)   (B)  and  8.14  (c),  in  connection  with  the  Permitted
Acquisitions effected prior to the date hereof, so long as, within 10 days after the Second Amendment Effective Date (as defined below), the Company shall deliver to the Administrative Agent a certificate of the Company's chief financial officer showing (in reasonable detail) that after giving effect to all Permitted Acquisitions effected prior to the date hereof, the Company is in compliance with the requirements of
Section 8.14 (a) (B) and 8.14 (c).

   7. In order to induce the Banks to enter into this Amendment, the Company hereby represents and warrants that (i) all representations and warranties contained in the Section 7 of the Credit Agreement are true and correct in all material respects on as of the Second Amendment Effective Date and after giving effect to the Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) there exists no Default or Event or Default on the Second Amendment Effective Date after giving effect to this Amendment.

   8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

   9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all
of  which  shall  together constitute one and the same  instrument.   A
complete set of counterparts shall be lodged with the Company and the Administrative Agent.

   10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

   11. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each Credit Party and the Required
Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office.

   12. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.


                                *  *  *

  IN WITNESS WHEREOF, the parties hereto have caused a counter part of this Amendment to be duly executed and delivered as of the date first above written.

          COLTEC INDUSTRIES INC

          By_____________________
            Title:



          BANKERS TRUST COMPANY,
            Individually and as Administrative Agent

          By_____________________
            Title:



          BANK OF AMERICA NATIONAL TRUST
          & SAVING ASSOCIATION
            Individually and as
            Documentation Agent

          By____________________
            Title:



          THE CHASE MANHATTAN BANK
           Individually and as Syndication Agent

          By____________________
            Title:



          ABN AMRO BANK N.V.
             NEW YORK BRANCH

          By___________________
            Title:



          ALLIED IRISH BANK, PLC,
            CAYMAN ISLANDS BRANCH



          By___________________
            Title:

          BANK OF IRELAND

          By___________________
            Title:



          BANK COMMERCIALE ITALIANA
            NEW YORK BRANCH

          By____________________
            Title:



          BANK LEUMI TRUST COMPANY
            OF NEW YORK

          By___________________
            Title:



          THE BANK OF NEW YORK

          By___________________
            Title:



          THE BANK OF MONTREAL

          By__________________
            Title:



          BANK OF SCOTLAND

          By__________________
            Title:



          BANK OF TOKYO-MITSUBISHI TRUST
            COMPANY

          By__________________
            Title:

          BANQUE FRANCAISE
            DU COMMERCE EXTERIEUR

          By_________________
            Title:



          CIBC INC.

          By_________________
            Title:



          COMMERCIAL LOAN FUNDING TRUST

          By________________
            Title:

          CORESTATES BANK

          By________________
            Title:



          CREDIT LYONNAIS ATLANTA AGENCY

          By________________
            Title:



          CREDIT LYONNAIS NEW YORK
            BRANCH

          By________________
            Title:



          THE DAI-ICHI KANGYO BANK, LTD.

          By________________
            Title:



          FIRST UNION NATIONAL BANK
          (f/k/a First Union National Bank of
            North Carolina)

          By________________
            Title:



          THE FUJI BANK, LIMITED,
            ATLANTA AGENCY

          By________________
            Title:



          GIROCREDIT BANK AG
            DER SPARKASSEN,
            GRAND CAYMAN ISLAND BRANCH

          By________________
            Title:

          THE INDUSTRIAL BANK OF JAPAN,
            LIMITED

          By________________
            Title:



          LEHMAN COMMERCIAL PAPER INC.

          By________________
            Title:



          LLOYDS BANK PLC

          By_________________
            Title:



          MELLON BANK, N.A.

          By_________________
            Title:



          NATIONSBANK, N.A.

          By_________________
            Title:



          THE SAKURA BANK, LTD

          By________________
            Title:



          THE SANWA BANK, LIMITED

          By_________________
            Title:



          SOCIETE GENERALE

          By________________
            Title:

          THE SUMITOMO BANK, LIMITED

          By_________________
            Title:



          WACHOVIA BANK, N.A.

          By_________________
            Title:



          THE YASUDA TRUST & BANKING
            COMPANY, LTD.

          By_________________
          Title:

Acknowledged and agreed:

CII HOLDINGS INC
COLTEC CANADA INC
COLTEC INDUSTRIAL PRODUCTS INC
COLTEC TECHNICAL SERVICES INC
DELAVAN-DELTA INC.
DELAVAN INC
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
HOLLEY PERFORMANCE PRODUCTS INC
MENASCO AEROSYSTEMS INC
COLTEC INTERNATIONAL SERVICES CO.
STEMCO INC
WALBAR INC


By_____________________
 Title:
 On behalf of each of the above
 Subsidiary Guarantors

                                                                ANNEX I


             Proposed Receivables Transaction Term Sheet.